Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL

2012 FIRST QUARTER RESULTS

• Board of Directors Increases Quarterly Dividend by two cents to $0.17 per share

Mentor, Ohio (August 2, 2011) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2012 first quarter ended June 30, 2011. As reported, fiscal 2012 first quarter revenue was $318.6 million compared with $189.0 million in the first quarter of fiscal 2011. Adjusting for the impact of recording the $110 million liability related to the SYSTEM 1 Rebate Program, fiscal 2011 first quarter revenue was $291.3 million. On an adjusted basis, fiscal 2012 first quarter revenue increased 9%, with growth in all three business segments.

As reported, fiscal 2012 first quarter operating income was $46.9 million compared with an operating loss of $63.0 million in the first quarter of fiscal 2011. Excluding the SYSTEM 1 Rebate Program, adjusted operating income for the first quarter of fiscal 2011 was $47.0 million.

As reported, fiscal 2012 first quarter net income was $28.7 million, or $0.48 per diluted share, compared with a net loss of $45.2 million, or $0.76 per diluted share in the first quarter of fiscal 2011. Excluding the SYSTEM 1 Rebate Program, adjusted net income for the first quarter of fiscal 2011 was $27.8 million, or $0.46 per diluted share.

“We are pleased to have a solid start to fiscal 2012, with growth across the business,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “As we anticipated, our profitability was impacted during the quarter by strategic investments and the continued declines in SYSTEM 1 consumables. However, after one quarter, our outlook remains unchanged as we are on plan to deliver earnings in the range of $2.25 to $2.45 per diluted share for the full fiscal year.”

Segment Results

As reported, Healthcare revenue in the quarter was $223.2 million compared with $103.8 million in the first quarter of fiscal 2011. Excluding the SYSTEM 1 Rebate Program, adjusted revenue for the first quarter of fiscal 2011 was $206.1 million. On an adjusted basis, total revenue increased 8%, driven

STERIS Corporation

News Announcement

by 20% growth in capital equipment and a 2% increase in service revenue, offset by a 2% decline in consumable revenue. As reported, operating income was $26.3 million compared with an operating loss of $77.9 million in last year’s first quarter. Excluding the SYSTEM 1 Rebate Program, adjusted operating income was $32.1 million in the first quarter of fiscal 2011. The decline in adjusted operating income year over year was due to a reduction in gross margin, higher sales related expenses and strategic investments in the Healthcare segment.

Life Sciences first quarter revenue increased 13% to $52.9 million compared with $46.6 million in the first quarter of fiscal 2011. Revenue growth was driven by a 27% increase in capital equipment, 15% growth in consumables and a modest improvement in service revenue. Life Sciences operating income was $9.5 million compared with $6.3 million in the prior year first quarter. The increase in operating income was driven by higher volumes and improved operating efficiencies.

Fiscal 2012 first quarter revenue for Isomedix Services was $42.0 million compared with $37.7 million in the same period last year, an increase of 12%. Revenue benefitted from increased volumes from core medical device Customers as well as increased capacity at select locations. Operating income was $13.0 million in the quarter compared with $10.6 million in the first quarter of last year.

Cash Flow

Net cash provided by operations for the first quarter of fiscal 2012 was $12.0 million, compared with $29.7 million last year. Free cash flow (see note 1) for the first quarter of fiscal 2012 was negative $3.6 million, compared with $17.3 million in the prior year. The decline in free cash is due to higher working capital requirements, primarily due to inventory build for SYSTEM 1E, which totaled $44 million at the end of the quarter, and higher accounts receivable balances.

During the quarter, the Company repurchased 170,000 shares of its common stock at an average price of $34.16 per share for a total amount of $5.8 million. Approximately $169 million remains available for additional purchases under the current share repurchase authorization.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a two cent increase in its quarterly dividend to $0.17 per common share, representing the sixth

STERIS Corporation

News Announcement

consecutive year of double digit percentage increases in the dividend. The dividend is payable September 20, 2011 to shareholders of record at the close of business on August 23, 2011.

Outlook

The Company’s outlook is unchanged for the fiscal year, with revenue growth of 8-10% and earnings per diluted share in the range of $2.25 to $2.45. Refer to the earnings announcement dated May 9, 2011 for the full year outlook and a listing of certain assumptions.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time on August 2, 2011, either over the Internet at www.steris-ir.com or via phone by calling 1-866-397-8266 in the United States and Canada, and 1-203-369-0541 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 5,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future principal debt repayments, growth outside of core operations, repurchase common shares, and pay

STERIS Corporation

News Announcement

cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

# # #

This news release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in the referenced release or conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results (including without limitation the settlement of the SYSTEM 1 class action litigation and the regulatory submission for the SYSTEM 1E indicator). References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and do not alter or modify the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or the Company’s rebate program, transition plan or other business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning letters, government investigations, the December 3, 2009 or February 22, 2010 FDA notices, the April 20, 2010 consent decree and related transition plan and rebate program, the SYSTEM 1E device, the outcome of any pending FDA requests and submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or anticipated rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, rebate assumptions, new product acceptance or approvals, including without limitation SYSTEM 1E and accessories thereto, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, rebate program, and the transition from the SYSTEM 1 processing system or those matters described in our Form 10-K for the year ended March 31, 2011 and other securities filings, may adversely impact company performance, results, prospects or value, (g) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (h) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2011, and other securities filings.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2011	2010
	(Unaudited)	(Unaudited)
Revenues	$318,639	$291,293
SYSTEM 1 Rebate Program	—	(102,313)

Revenues, net	318,639	188,980
Cost of revenues	185,714	163,223
Cost of revenues - SYSTEM 1 Rebate Program	—	7,691

Gross profit	132,925	18,066

Operating expenses:
Selling, general, and administrative	77,009	72,117
Research and development	8,757	8,609
Restructuring expense	258	341

Total operating expenses	86,024	81,067

Income (loss) from operations	46,901	(63,001)
Non-operating expense, net	3,104	2,845
Income tax expense	15,066	(20,636)

Net income (loss)	$28,731	$(45,210)

Earnings per common share (EPS) data:
Basic	$0.48	$(0.76)

Diluted	$0.48	$(0.76)

Cash dividends declared per common share outstanding	$0.15	$0.11

Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,255	59,397
Diluted number of common shares outstanding	60,103	59,397

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	June 30, 2011	March 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$156,116	$193,016
Accounts receivable, net	242,628	272,248
Inventories, net	195,048	167,344
Other current assets	69,795	73,198

Total Current Assets	663,587	705,806

Property, plant, and equipment, net	377,663	370,402
Goodwill and intangible assets, net	343,650	318,810
Other assets	32,011	31,667

Total Assets	$1,416,911	$1,426,685

Liabilities and Equity
Current liabilities:
Accounts payable	$70,166	$90,981
Accrued SYSTEM 1 Rebate Program and class action settlement	121,147	127,683
Other current liabilities	113,344	126,082

Total Current Liabilities	304,657	344,746

Long-term debt	210,000	210,000
Other liabilities	86,513	83,274
Equity	815,741	788,665

Total Liabilities and Equity	$1,416,911	$1,426,685

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)
Segment Revenues:

Healthcare	$223,224	$206,079
SYSTEM 1 Rebate Program	—	(102,313)

Healthcare, net	223,224	103,766
Life Sciences	52,868	46,614
STERIS Isomedix Services	42,003	37,676

Total Reportable Segments	318,095	188,056
Corporate and Other	544	924

Total Segment Revenues	$318,639	$188,980

	Three Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)
Segment Operating Income (Loss) :

Healthcare	$26,268	$(77,912)
Life Sciences	9,459	6,295
STERIS Isomedix Services	12,959	10,584

Total Reportable Segments	48,686	(61,033)
Corporate and Other	(1,785)	(1,968)

Total Operating Income (Loss)	$46,901	$(63,001)

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Three Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$28,731	$(45,210)
Non-cash items	29,432	(28,463)
Change in Accrued SYSTEM 1 Rebate Program	(6,536)	110,004
Changes in operating assets and liabilities	(39,646)	(6,637)

Net cash provided by operating activities	11,981	29,694

Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(15,588)	(12,411)
Proceeds from sale of property, plant, equipment and intangibles	—	3
Investments in businesses, net of cash acquired	(22,269)	—

Net cash used in investing activities	(37,857)	(12,408)

Financing Activities:
Repurchases of common shares	(6,131)	—
Cash dividends paid to common shareholders	(8,913)	(6,546)
Stock option and other equity transactions, net	2,457	2,226
Tax benefit from stock options exercised	610	659

Net cash used in financing activities	(11,977)	(3,661)
Effect of exchange rate changes on cash and cash equivalents	953	(2,526)

(Decrease) increase in cash and cash equivalents	(36,900)	11,099
Cash and cash equivalents at beginning of period	193,016	214,971

Cash and cash equivalents at end of period	$156,116	$226,070

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Three Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$11,981	$29,694
Purchases of property, plant, equipment, and intangibles, net	(15,588)	(12,411)
Proceeds from the sale of property, plant, equipment, and intangibles	—	3

Free Cash Flow	$(3,607)	$17,286

STERIS Corporation

Unaudited Supplemental Financial Data

First Quarter Fiscal 2012

As of June 30, 2011

	FY 2012	FY 2011
	Q1	Q1
Total Company Revenues
Capital	$124,619	$939
Adjusted capital revenues (1)	na	$103,252
Consumables	77,394	76,333
Service	116,626	111,708

Total Recurring	194,020	188,041

Total Revenues	$318,639	$188,980

Adjusted total revenues (1)	na	$291,293

United States Revenues	$244,836	$123,775
Adjusted United States revenues (1)	na	226,088
United States Revenues as a % of Total (1)	77%	78%
International Revenues	$73,803	$65,205
International Revenues as % of Total	23%	22%

	Q1	Q1
Segment Data
Healthcare
Revenues
Capital	$106,892	$(12,975)
Adjusted Capital (1)	na	$89,338
Consumables	59,105	60,482
Service	57,227	56,259

Total Recurring	116,332	116,741

Total Healthcare Revenues	$223,224	$103,766

Adjusted Total Healthcare Revenues (1)	na	$206,079

Operating Income (Loss)	26,268	(77,912)

Adjusted Operating Income (Loss) (1)	na	32,092
Life Sciences
Revenues
Capital	$17,645	$13,914
Consumables	18,289	15,851
Service	16,934	16,849

Total Recurring	35,223	32,700

Total Life Sciences Revenues	$52,868	$46,614

Operating Income (Loss)	9,459	6,295

Isomedix Services
Revenues	$42,003	$37,676
Operating Income (Loss)	12,959	10,584

Corporate and Other
Revenues	$544	$924
Operating Income (Loss)	(1,785)	(1,968)

	Q1	Q1
Other Data
Healthcare Backlog	$133,816	$132,701
Life Sciences Backlog	46,593	37,904

Total Backlog	$180,409	$170,605

Free Cash Flow	$(3,607)	$17,286
Net Debt	$53,884	$(16,070)

(1)	Adjusted measures are presented excluding the impact of the SYSTEM 1 Rebate Program. See attached reconciliations of these non-GAAP financial measures to their nearest GAAP measure.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent Form 10-Q and 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

The Company has referred to certain adjusted financial measures regarding the results of operations excluding the SYSTEM 1 Rebate Program and related disposal costs to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the table below.

	Three Months Ended June 30,
	2011	2010
	(Unaudited)

Revenues	$318,639	$188,980
Impact of SYSTEM 1 Rebate Program	—	102,313

Adjusted revenues	$318,639	$291,293

Operating income	$46,901	$(63,001)
Impact of SYSTEM 1 Rebate Program	—	110,004

Adjusted operating income	$46,901	$47,003

Net income	$28,731	$(45,210)
Impact of SYSTEM 1 Rebate Program, net of tax	—	73,049

Adjusted net income	$28,731	$27,839

Net Income per diluted share	$0.48	$(0.76)
Impact of SYSTEM 1 Rebate Program, net of tax	—	1.22

Adjusted net income per diluted share	$0.48	$0.46

Healthcare revenues	$223,224	$103,766
Impact of SYSTEM 1 Rebate Program	—	102,313

Adjusted Healthcare revenues	$223,224	$206,079

Healthcare capital revenues	$106,892	$(12,975)
Impact of SYSTEM 1 Rebate Program	—	102,313

Adjusted Healthcare capital revenues	$106,892	$89,338

Healthcare operating income	$26,268	$(77,912)
Impact of SYSTEM 1 Rebate Program	—	110,004

Adjusted healthcare operating income	$26,268	$32,092

Capital revenues	$124,619	$939
Impact of SYSTEM 1 Rebate Program	—	102,313

Adjusted capital revenues	$124,619	$103,252

United States revenues	$244,836	$123,775
Impact of SYSTEM 1 Rebate Program	—	102,313

Adjusted United States revenues	$244,836	$226,088